UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 15, 2007

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd.
Suite 100
Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On August 15, 2007, the Registrant issued a press release announcing that its board of directors approved an expanded stock repurchase program authorizing the purchase of an additional $200 million of the Company’s Common Stock.  This is in addition to the $100 million authorized on May 9, 2007.  Under this program, purchases may be made from time to time in the open market or in privately negotiated transactions. Depending on market and business conditions and other factors, these purchases may be commenced or suspended at any time without notice. The Company currently has 27.1 million shares outstanding.

A copy of the Registrant’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated August 15, 2007, announcing a new share repurchase program.

*              — Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: August 15, 2007	/s/ Eric A. Blanchard
Eric A. Blanchard
Senior Vice President, General Counsel and
Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED AUGUST 15, 2007

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated August 15, 2007, announcing a new share repurchase program	Filed Herewith